CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-192593 on Form S-8 of our report dated June 23, 2016 appearing in this Annual Report on Form 11-K of Schlage Lock Company LLC Employee Savings Plan for the year ended December 31, 2015.

/s/ CliftonLarsonAllen LLP
Charlotte, North Carolina
June 23, 2016